Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-157151 on Form S-8 of our report dated June 24, 2009, appearing in this Annual Report on Form 11-K of The Pinnacle West Capital Corporation Savings Plan for the year ended December 31, 2008.

DELOITTE & TOUCHE LLP

Phoenix, Arizona June 24, 2009